CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-130860, 333-130861 and 333-130865 on Form S-8 of our report dated March 16, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to EpiCept Corporation’s ability to continue as a going concern as discussed in Note 1), relating to the consolidated financial statements of EpiCept Corporation, appearing in this Annual Report on Form 10-K of EpiCept Corporation for the year ended December 31, 2005.
DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 16, 2006